Exhibit 99.1

Aptera Motors Announces Closing of Warrant Inducement Transaction for $5.96 Million in Gross Proceeds

CARLSBAD, Calif. – July 13, 2026 – Aptera Motors Corp. (NASDAQ: SEV) (the “Company” or “Aptera”), a solar mobility company advancing ultra-efficient transportation, today announced that it has closed the immediate exercise of warrants, previously issued in March 2026, to purchase up to 2,880,000 shares of its Class B Common Stock at a reduced price of $2.07 per share for gross cash proceeds of approximately $5.96 million before deducting financial advisor fees and other transaction expenses.

In consideration for the immediate cash exercise of the existing warrants, the Company issued new, unregistered warrants to purchase up to 4,320,000 shares of Class B Common Stock (the “New Warrants”). The New Warrants have an exercise price of $2.25 per share, are exercisable beginning six months following their issuance, and will expire five and a half years from the date of issuance.

A.G.P./Alliance Global Partners acted as the exclusive financial advisor to the Company in connection with the transaction.

The Company intends to use the net proceeds from the transaction for working capital, general corporate purposes, and the continued advancement of its validation vehicle manufacturing and testing phases.

The New Warrants and the shares of Class B Common Stock issuable upon exercise of the New Warrants described above were offered and sold in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder, and have not been registered under the Securities Act or applicable state securities laws. Accordingly, the New Warrants and the underlying shares of Class B Common Stock may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the “SEC”) or an applicable exemption from such registration requirements. The Company has agreed to file a registration statement with the SEC covering the resale of the shares of Class B Common Stock issuable upon exercise of the New Warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Aptera Motors

Aptera Motors Corp. (NASDAQ: SEV) is a solar mobility company driven by a mission to advance the future of efficient transportation. Its flagship vehicle is conceived to be a paradigm-shifting solar electric vehicle that leverages breakthroughs in aerodynamics, material science, and solar technology to pursue new levels of efficiency. As a public benefit corporation, Aptera is committed to building a sustainable business that positively impacts its stakeholders and the environment. Aptera is headquartered in Carlsbad, California.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the anticipated use of proceeds from the transaction and the continued advancement of the Company’s validation vehicle manufacturing and testing phases. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Aptera’s control. Aptera’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Aptera’s Annual Report on Form 10-K filed on March 30, 2026, as well as other documents that may be filed by Aptera from time to time with the SEC. The forward-looking statements included in this press release represent Aptera’s views as of the date of this press release. Aptera anticipates that subsequent events and developments will cause its views to change. Aptera undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Aptera’s views as of any date subsequent to the date of this press release.

Media Contact:

Media@aptera.us

Investor Relations:

Aptera Motors Corp.

ir@aptera.us